Exhibit 10.59
AMENDMENT NO. 2 TO
AMERICAN PHYSICIANS ASSURANCE CORPORATION
EXECUTIVE EMPLOYMENT AGREEMENT
     THIS AMENDMENT No. 2, dated June 22, 2010, amends the Employment Agreement between American Physicians Assurance Company (the “Company”) and [ ] (the “Executive”) dated as of [ ], 2005, as amended (the “Employment Agreement”).
     WHEREAS, the Board and the Executive desire to clarify certain provisions of the Employment Agreement;
     WHEREAS, Section 17 of the Employment Agreement permits the parties to amend the Employment Agreement by a written agreement that specifically references the Employment Agreement and the parties hereto desire and intend for this Amendment No. 2 to fulfill the requirements of Section 17; and
     WHEREAS, the Compensation Committee of the Board has determined that the terms of this Amendment No. 2 are in ACAP’s and the Company’s best interests;
     NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, the Employment Agreement is amended as set forth below.
     1. The introductory sentence in Section 7(d) is hereby amended and restated in its entirety to read as follows:
     In the event the Executive’s employment is terminated under Section 6(d) or 6(e), the Company shall pay or provide to the Executive or his personal representative, subject to the Executive or the personal representative signing and delivering to the Company a release and separation agreement reasonably acceptable to the Company, which shall become final and binding no later than 30 days following the Date of Termination:
     3. Except as specifically modified herein, the remaining provisions of the Employment Agreement remain in full force and effect.
     4. The term “Employment Agreement” as used in the Employment Agreement shall be deemed to refer to the Employment Agreement as amended through the date hereof (including without limitation by this Amendment No. 2).
     5. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
     IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be duly executed as of the day and year first above written.

EXECUTIVE
                                         (signature)
[       ]                             (name)
AMERICAN PHYSICIANS ASSURANCE CORPORATION
AMERICAN PHYSICIANS CAPITAL, INC.
By:
Name: [       ]
Title: [       ]